Exhibit 23

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We have issued our report dated February 17, 2004 (except for the second paragraph of Note 4, as to which the date is March 9, 2004), accompanying the consolidated financial statements and schedule II included in the Annual Report of Computer Horizons Corp. on Form 10-K for the year ended December 31, 2003.  We hereby consent to the incorporation by reference of said report in the Registration Statements of Computer Horizons Corp. on Forms S-3 (File No. 333-33665, effective September 24, 1997, File No. 333-44417, effective February 27, 1998, and File No. 333-48877, effective March 30, 1998) and on Forms S-8 (File No. 033-41726, effective July 16, 1991, File No. 033-59437, effective May 18, 1995, File No. 033-64763, effective December 5, 1995 and File No. 333-60751, effective August 5, 1998,  File No. 333-74579, effective March 17, 1999 and File No. 333-104126 effective March 28, 2003).

/s/ Grant Thornton LLP
GRANT THORNTON LLP
Edison, New Jersey
February 17, 2004